UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 12, 2022, the Company held its 2022 Annual Meeting of Stockholders (“Annual Meeting”). Of the 101,629,833 shares of common stock outstanding on the record date, 96,478,743 shares were present at the Annual Meeting in person or by proxy, representing approximately 94.93% of the total outstanding shares eligible to vote. All proposed measures passed and the Class I Directors recommended by the Company were elected. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Class I Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas T. Edman	91,371,250	1,537,594	3,569,899
Chantel E. Lenard Dov S. Zakheim	89,967,596 89,659,478	2,941,248 3,249,366	3,569,899 3,569,899

Proposal 2 - Advisory Vote on the Compensation of Named Executive Officers

Votes For:	91,569,911
Votes Against:	1,220,105
Abstain:	118,828
Broker Non-Votes	3,569,899

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending January 2, 2023

Votes For:	95,656,846
Votes Against:	786,890
Abstain:	34,989

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 16, 2022		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, General Counsel and Secretary